Calculation of Filing Fee Tables
F-3
AIFU Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A ordinary shares, par value US$0.002 per share	457(o)
		Equity	Preferred shares	457(o)
		Other	Warrants	457(o)
		Other	Subscription rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees to be Paid	2	Equity	Class A ordinary shares, par value US$0.002 per share	Other	103,747,628	$ 2.155	$ 223,576,138.34	0.0001381	$ 30,875.86
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 523,576,138.34		$ 72,305.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 72,305.86
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends, or similar transactions which occur during this continuous offering. There are being registered under this registration statement such indeterminate number of Class A ordinary shares, preferred shares, warrants, subscription rights and units as may be offered by the registrant from time to time, which collectively shall have an aggregate offering price not to exceedUS$300,000,000. The securities registered hereunder also include such indeterminate number of Class A ordinary shares as may be issued upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, Class A ordinary shares. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

[2]	The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act using the average of the high and low prices for the registrant's Class A ordinary shares as quoted on the Nasdaq Global Select Market on May 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date